SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[_]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

NOBILITY HOMES, INC.
(Name of Registrant as Specified in Its Charter)

_________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NOBILITY HOMES, INC.

Notice and Proxy Statement

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FEBRUARY 29, 2008

TO THE HOLDERS OF COMMON STOCK:

        PLEASE TAKE NOTICE that the annual meeting of the shareholders of NOBILITY HOMES, INC. will be held on Friday, the 29th day of February, 2008, at 10:00 A.M. local time, at the Ocala Hilton, 3600 S.W. 36th Avenue, Ocala, Florida.

        The meeting will be held for the following purposes:

1.	To elect a board of five directors.

2.	To transact such other business as may properly come before the meeting or any adjournment.

        To be sure that your shares will be represented at the meeting, please date, sign and return your proxy, even if you plan to attend in person. A form of proxy and a self-addressed, postage prepaid envelope are enclosed. If you do attend the meeting, you may withdraw your proxy and vote in person.

By Order of the Board of Directors,

Jean Etheredge, Secretary

DATED: February 6, 2008

TABLE OF CONTENTS

Page

PRINCIPAL HOLDERS OF OUR COMMON SHARES	2
NOMINATION AND ELECTION OF DIRECTORS	3
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	4
BOARD OF DIRECTORS AND COMMITTEES	4
COMPENSATION DISCUSSION AND ANALYSIS	5
EXECUTIVE COMPENSATION	8
COMPENSATION COMMITTEE REPORT	9
AUDIT COMMITTEE REPORT	10
CERTAIN TRANSACTIONS	11
INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM	12
SHAREHOLDER PROPOSALS AND COMMUNICATION WITH THE BOARD OF DIRECTORS	13
ANNUAL REPORT	14
OTHER MATTERS	14
EXPENSES OF SOLICITATION	14

NOBILITY HOMES, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FEBRUARY 29, 2008

        This proxy material and the enclosed form of proxy are being sent to the shareholders of Nobility Homes, Inc. on or about February 6, 2008, in connection with the solicitation by our board of directors of proxies to be used at the annual meeting of our shareholders. The meeting will be held at the Ocala Hilton, 3600 S.W. 36th Avenue, Ocala, Florida, at 10:00 A.M. local time, on Friday, February 29, 2008.

        If the enclosed form of proxy is executed and returned, you may revoke it at any time if it has not yet been exercised, by delivering a later dated proxy or written notice of revocation to our corporate secretary or by attending the annual meeting and electing to vote in person. The shares represented by the proxy will be voted unless the proxy is received in such form as to render it not votable. The proxy is in ballot form so that you may specifically grant or withhold authority to vote for the election of each director. Unless you direct otherwise, the shares represented by the proxy will be voted “for” the election of each director nominated by the board of directors. Directors will be elected by a plurality of the votes cast by shares entitled to vote at the meeting. Therefore, assuming the presence of a quorum, abstentions and broker non-votes will have no effect on the outcome of the vote.

        Shareholders of record at the close of business on January 30, 2008 will be entitled to vote. Each share of common stock is entitled to one vote on any matter to come before the meeting. As of January 30, 2008, we had 4,108,704 shares of common stock outstanding and entitled to vote.

        The complete mailing address of our principal executive office is P.O. Box 1659, Ocala, Florida 34478.

PRINCIPAL HOLDERS OF OUR COMMON SHARES

        The following table sets forth, as of January 30, 2008, information as to our $.10 par value common stock owned beneficially, directly or indirectly, (1) by each person who is known by us to own beneficially more than 5% of our outstanding voting securities, (2) by each director, (3) by each executive officer named in the summary compensation table set forth elsewhere herein and (4) by all directors and executive officers as a group:

Name and Address of Beneficial Owner(1)	Number of Common Shares Beneficially Owned(1)(2)		Percent of Class
Terry E. Trexler Irrevocable Trust(3)	2,180,535	(4)	53.07%
Kay Charlton, Trustee(5)
P. O. Box 2146
Winter Park, Florida 32790
Terry E. Trexler(6)	2,963	(7)	*
3741 S.W. 7th Street
Ocala, Florida 34474
Thomas W. Trexler(8)	409,817	(9)	9.97%
3741 S.W. 7th Street
Ocala, Florida 34474
Richard C. Barberie(8)	850		*
15300 SE 140 Avenue Road
Weirsdale, Florida 32195
Robert P. Holliday (8)	4,935		*
931 NW 37th Avenue
Ocala, Florida 34475
Robert P. Saltsman (8)	2,537		*
222 South Pennsylvania Avenue, Suite 200
Winter Park, Florida 32789
GAMCO Investors, Inc.(10)	236,838		6.82%
One Corporate Center
Rye, New York 10580
Directors and	469,007		11.41%
executive officers
(7 persons)

*Less than 1%

(1)	Unless otherwise noted, information contained in this table is based upon information furnished by the beneficial owners.

(2)	Unless otherwise noted, all shares are owned directly with sole voting and dispositive power.

(3)	Mr. Terry Trexler established this trust for personal estate and tax planning reasons. Mr. Trexler is the sole beneficiary of the trust and has no voting or dispositive power with respect to the shares held by the trust.

(4)	All shares are owned directly by the Terry E. Trexler Irrevocable Trust. Ms. Charlton has no pecuniary interest in the shares.

(5)	Ms. Charlton is the trustee of the Terry E. Trexler Irrevocable Trust and, as such, is vested with sole voting and dispositive power with respect to all shares owned by the trust.

(6)	Mr. Terry Trexler is our president and chairman of the board. Additional information is contained under “Nomination and Election of Directors”.

(7)	Includes 2,040 shares held in trust for the benefit of Mr. Trexler’s grandchild and 923 shares owned through our 401(k) plan.

(8)	Mr. Thomas Trexler is our executive vice president and director. Messrs. Barberie, Holliday and Saltsman are our directors. Additional information is contained under “Nomination and Election of Directors”.

(9)	Includes 948 shares owned through our 401(k) plan.

(10)	GGCP, Inc. formerly known as Gabelli Group Capital Partners, Inc., GAMCO Investors, Inc. formerly known as Gabelli Asset Management Inc., Gabelli Funds, LLC, GAMCO Asset Management Inc. formerly known as GAMCO Investors, Inc., Gabelli Advisers, Inc., Gabelli Securities, Inc., Gabelli & Company, Inc, MJG Associates, Inc., Gabelli Foundation, Inc., Mario Gabelli, Lynch Corporation and Lynch Interactive Corporation collectively beneficially own the shares. Information is based solely from a Schedule 13D/A filed with the SEC on April 19, 2006.

NOMINATION AND ELECTION OF DIRECTORS

        At the meeting, a board of five directors will be elected to serve for one year and until the election and qualification of their successors. Your proxy will be voted, unless you withhold authority to do so, for the election as directors of the persons named below, who have been nominated by our current board of directors.

        Our bylaws provide that the board of directors shall be made up of no fewer than one nor more than ten directors. The current board of directors has determined that five directors are appropriate for the present time. Proxies cannot be voted for more than five nominees.

        Each nominee has consented to being named as such in this proxy statement and is presently available for election. Each nominee presently is a member of the board, having been elected as such at the last annual meeting of the shareholders.

        If any nominee should become unavailable, the persons voting the accompanying proxy may, in their discretion, vote for a substitute. Additional information concerning the nominees, based on data furnished by them, is set forth below. Terry E. Trexler is the father of Thomas W. Trexler.

        The board of directors recommends a vote “for” the election of each of the following nominees. Proxies solicited by the board of directors will be so voted unless shareholders specify in their proxies a contrary choice.

Name (Age)	Principal Occupation or Employment; Certain Other Directorships	Year First Became Director
Terry E. Trexler	Our chairman of the board and president for more than five years; Mr. Trexler	1967
(68)	is also president of TLT, Inc.
Thomas W. Trexler	Our executive vice president and chief financial officer since December 1994;	1993
(44)	president of Prestige Home Centers, Inc. since June 1995; director of Prestige
	since 1993 and vice president from 1991 to June 1995; president of Mountain
	Financial, Inc. since August 1992; vice president of TLT, Inc. since September 1991
Richard C. Barberie	Our vice president of purchasing from December 1994 until his retirement in	1975
(69)	June 1995; our executive vice president for more than five years prior to December 1994
Robert P. Holliday	President of Chariot Eagle, Inc. (which is engaged in the park model and	1996
(69)	manufactured home business) since 1984 and president of Chariot Eagle-West, Inc. since 1995
Robert P. Saltsman	Attorney and CPA in private practice since 1983; prior to 1983 Mr. Saltsman	1988
(55)	was employed as a CPA by Arthur Andersen & Co. in Orlando, Florida

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under Section 16(a) of the Securities Exchange Act, a Form 4 reporting the acquisition or disposition of Nobility securities by an officer, director or 10% shareholder must be filed with the Securities and Exchange Commission no later than the second business day after the date on which the transaction occurred unless certain exceptions apply. Most transactions not reported on Form 4 must be reported on Form 5 within 45 days after the end of our fiscal year. Based on information provided by our directors and executive officers, during the fiscal year ended November 3, 2007, all required reports were filed on a timely basis.

BOARD OF DIRECTORS AND COMMITTEES

        Our board of directors is comprised of a majority of independent directors. The board of directors has determined that Messrs. Richard Barberie, Robert Holliday and Robert Saltsman are all independent according to current NASDAQ rules. During the fiscal year ended November 3, 2007, the board of directors held four regular meetings. All directors attended 100% of the meetings of the board of directors and committees of the board on which they served. During the year ended November 3, 2007, directors who were not our employees were paid quarterly fees of $2,000 with the exception of Robert Saltsman, the chairman of the audit committee, who received $3,250.

        Our board of directors has established three standing committees; a compensation committee, an audit committee and a nominating committee.

        Compensation Committee. The compensation committee is presently comprised of Messrs. Richard Barberie, Robert Holliday and Robert Saltsman. The compensation committee meets each quarter and recommends to the board of directors the salaries and bonuses, if any, to be paid to the executive officers. The compensation committee has a written charter which is available on our website at www.nobilityhomes.com. The compensation committee met four times during fiscal year 2007.

        Audit Committee. The audit committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act. During fiscal 2007, the audit committee was comprised of Messrs. Robert Saltsman, Robert Holliday and Richard Barberie, all of whom are considered independent under current NASDAQ rules. The audit committee has a written charter which establishes the scope of the committee’s responsibilities and how it is to carry out those responsibilities. The audit committee charter charges the committee with overseeing management’s conduct of our financial reporting process, including: (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, and (3) the independence and performance of our internal and external auditors. The audit committee charter is available on our website at www.nobilityhomes.com. The audit committee met four times during fiscal 2007.

        The board of directors has determined that Mr. Robert Saltsman is the audit committee financial expert, and is independent under current NASDAQ rules.

        Nominating Committee. The board of directors has established a nominating committee comprised of Messrs. Robert Saltsman, Robert Holliday and Richard Barberie, all of whom are considered independent under current NASDAQ rules. The nominating committee’s charter is available on our website at www.nobilityhomes.com. The nominating committee will consider suggestions for potential director nominees from many sources, including management and our shareholders. Any such nominations, together with appropriate biographical information, should be submitted to the nominating committee by the deadline for submitting shareholder proposals set forth in the “Shareholder Proposals and Communication with the Board of Directors” section elsewhere in this proxy statement.

        In evaluating director nominees, including candidates submitted by shareholders, the nominating committee will consider the candidate’s experience, integrity, ability to make independent analytical inquiries, understanding of our business environment and willingness to devote adequate time to board duties. The nominating committee will also consider whether a candidate meets the definition of “independent director” under NASDAQ rules. There are no stated minimum criteria for director nominees, and the nominating committee may also consider such other factors as it deems to be in the best interest of Nobility and its shareholders.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The compensation committee of our board of directors established, subject to the approval of the full board of directors, the compensation for our chief executive officer and our chief financial officer, who are our only officers whose total compensation for the fiscal year ended November 3, 2007 exceeded $100,000. We refer to these individuals as the “named executive officers.”

        In determining compensation, the compensation committee takes into account a number of factors, including compensation paid by our competitors of similar size. The compensation committee also considers qualitative factors bearing on an individual’s experience, responsibilities, management and job performance to evaluate whether the demands of a particular position are being fulfilled effectively by the relevant individual. The compensation committee evaluates the contributions of our named executive officers to our overall profitability performance during each quarter of the fiscal year. It also evaluates leadership, effectiveness and commitment of our named executive officers, including our chief executive officer. Compensation decisions are primarily based on a qualitative assessment of these factors rather than being formula-driven, with no single factor given more weight than another.

        Because we are a small company, our compensation committee has sought to avoid the expense of retaining an outside compensation consultant to assist the committee with compensation plan design. The compensation committee takes into consideration recommendations of our CEO for compensation for officers other than our CEO.

Objectives and Elements of Compensation Program

        Our compensation program is intended to enable us to attract, motivate, reward and retain the executive management talent required to achieve corporate objectives. It is our policy to reward exceptional performance and contributions to the development of our business.

        To attain these objectives, our compensation programs include a competitive base salary coupled with the opportunity to participate in a bonus pool, which is created quarterly as a specified percentage of our earnings before interest and taxes. Our executive compensation program for our named executive officers is relatively uncomplicated, consisting of cash compensation comprised of base salary and a cash bonus. Incentive compensation under our stock option plan also is available but has not been used recently for our named executive officers. No stock options have ever been granted to our chairman, chief executive officer, and president because he already beneficially owns a majority of our outstanding common stock. Our CFO received stock options for 100,000 shares in 1996, all of which he has exercised. Since that time, the compensation committee has used equity grants for other employees. Generally, we do not offer perquisites often provided to executives, such as paid country club memberships, matching charitable contributions, paid financial counseling, or airplanes. We provide a company vehicle to our named executive officers because their positions require then to visit our various retail sales centers. We also provide term life insurance to the named executive officers. We do not have a defined benefit pension plan or any other retirement or deferred compensation plan; however, our named executive officers participate in Nobility Homes 401(k) plan and other health and welfare programs that are available for all other full time employees.

        Base Salary. The compensation committee sets salary levels for named executive officers so as to reflect the duties and level of responsibilities inherent in the position and current economic conditions relating to our business. In establishing the salary level for a given position, the compensation committee considers comparative salaries paid by other public companies in the industry in which we do business, consisting of the following: Cavalier Homes, Inc., Cavco Industries, Inc., Champion Enterprises, Inc., Fleetwood Enterprises, Inc., Palm Harbor Homes, Inc., and Skyline Corporation. The compensation committee does not, however, target a specific percentile range within the comparative group in setting salaries of our named executive officers. The compensation committee also considers the particular qualifications and level of experience of the individual holding the position in establishing a salary level when the individual is first appointed to a given position.

        At his request, our CEO’s base salary has remained fixed for the last four fiscal years because a major incentive for his performance is the value of his substantial stock ownership in Nobility. Our CFO receives the same base salary as our CEO, with the majority of his compensation paid as quarterly incentive compensation. Due to the challenging economic environment in which we currently operate, we did not increase our CFO’s base salary for fiscal 2007 or 2008.

        Quarterly Incentive Bonuses. We provide certain employees, including the named executive officers, the opportunity to earn a quarterly incentive bonus based on an evaluation of the employee’s individual performance and our performance. The bonus pool is based on a specified percentage earnings before interest and taxes for the quarter. The bonus pool is divided among eligible employees on a discretionary rather than formulaic basis. In considering bonuses for named executive officers other than the chief executive officer, the compensation committee consults with our chairman and chief executive officer regarding instances of exceptional effort demonstrated by an employee. No named executive officer is automatically entitled to a bonus or a bonus in any particular amount. Due to the downturn in our sales and earnings during fiscal 2007, bonuses to our named executive officers for the year were smaller than for fiscal 2006.

EXECUTIVE COMPENSATION

Summary Compensation Table
for fiscal year ended November 3, 2007

        The following table provides information about all compensation awarded to, earned by or paid to our named executive officers during the fiscal year ended November 3, 2007. As permitted by phase-in rules of the Securities and Exchange Commission, we have only included one year of information.

Name and Principal Positions	Year	Salary	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Terry Trexler	2007	$93,500	$54,800	$40,631	(1)	$188,931
President, chief executive officer
Thomas Trexler	2007	$93,500	$169,500	$17,456	(2)	$280,456
Executive vice president and chief
financial officer

(1)	Includes $39,395 in insurance premiums paid or accrued by us on two term life insurance policies on the life of Mr. Terry E. Trexler. The proceeds of the two policies will be paid to Mr. Trexler’s designated beneficiaries in the event of his death. The balance consists of the portion of a car allowance attributable to Mr. Trexler’s personal use of a company-provided car.

(2)	Includes $16,220 in insurance premiums paid or accrued by us on a term insurance policy on the life of Mr. Thomas W. Trexler. In the event of Mr. Trexler’s death, the proceeds will be paid to Mr. Trexler’s designated beneficiaries. The balance consists of the portion of a car allowance attributable to Mr. Trexler’s personal use of a company-provided car.

        We did not grant any stock options, restricted stock awards or other equity-based awards to the named executive officers during fiscal 2007. Because quarterly incentive bonuses are entirely discretionary, we have not included a table showing a estimated range of possible cash bonus pay-outs to our named executive officers for fiscal 2007. No equity awards vested for our named executive officers during fiscal 2007, and our named executive officers did not exercise any stock options or hold any stock options or other unvested equity awards at the end of fiscal 2007.

Compensation of Directors

        Directors who are not employees of Nobility Homes receive a fee of $2,000 payable quarterly. The chairman of the Audit Committee receives an additional $1,250 payable in quarterly installments.

Independent Director Compensation
For fiscal year ended November 3, 2007

        The following table summarizes compensation to independent directors for the fiscal year ended November 3, 2007. We do not provide our independent directors with any compensation, equity awards or other benefits other than cash fees. No directors hold any stock options or other awards under our stock option plan.

Name	Total Fees Earned or Paid in Cash
Richard C. Barberie	$8,000
Robert Holliday	$8,000
Robert Saltsman	$25,000	(1)

(1)	The board of directors approved Robert Saltsman to be chairman of a special committee to work directly with Savvian Advisors, the investment banking firm hired to explore the company’s strategic alternatives. The amount shown includes $12,000 approved by the board of directors for Mr. Saltsman’s additional work.

COMPENSATION COMMITTEE REPORT

        The compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on the review and discussion with management, recommended to the board of directors that it should be included herein.

Sincerely,
Robert Holliday, Chairman
Richard Barberie
Robert Saltsman

AUDIT COMMITTEE REPORT

        The purpose of the audit committee is to assist the board of directors in its oversight of management’s conduct of our financial reporting process. During the fiscal year ended November 3, 2007, the audit committee was comprised of Messrs. Robert Saltsman, Robert Holliday and Richard Barberie, each of whom is “independent” under current NASDAQ rules. For the fiscal year ended November 3, 2007 the audit committee:

•	Reviewed and discussed our fiscal 2007 audited financial statements with management and representatives of McGladrey & Pullen, LLP, our independent public accountants;

•	Discussed with McGladrey & Pullen, LLP the matters required to be discussed by Statement on Auditing Standards Nos. 61, 89 and 90;

•	Received the written disclosures and the letter from McGladrey & Pullen, LLP required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and discussed with McGladrey & Pullen, LLP its independence; and

•	Based on the foregoing review, discussions and disclosures, recommended to the board of directors that our audited financial statements for the fiscal year ended November 3, 2007 be included in our annual report on Form 10-K for the fiscal year for filing with the U.S. Securities and Exchange Commission.

Robert Saltsman, Chairman
Robert Holliday
Richard Barberie

CERTAIN TRANSACTIONS

        The audit committee has adopted written policies and procedures for the committee to review and approve or ratify related party transactions involving us, any of our executive officers, directors or 5% or more shareholders or any of their family members. These transactions include:

•	transactions that must be disclosed in proxy statements under SEC rules; and

•	transactions that could potentially cause a non-employee director to cease to qualify as independent under NASDAQ listing requirements.

        Transactions that are deemed immaterial under SEC disclosure requirements are generally deemed pre-approved under these written policies and procedures, including transactions with a company with which one of our director’s sole relationship is as a non-employee director and the total amount involved does not exceed 1% of the other company’s total annual revenues.

        Criteria for audit committee approval or ratification of related party transactions include:

•	whether the transaction is on terms no less favorable to us than terms generally available from an unrelated third party;

•	the extent of the related party's interest in the transaction;

•	whether the transaction would interfere with the performance of the officer's or director's duties to us;

•	in the case of a transaction involving a non-employee director, whether the transaction would disqualify the director from being deemed independent under NASDAQ listing requirements; and

•	such other factors that the audit committee deems appropriate under the circumstances.

        Our audit committee has approved the following related party transactions:

•	We are the owner and beneficiary of three life insurance policies on the life of Terry E. Trexler, our Chairman of the Board and President, having an aggregate death benefit of approximately $2 million. In September 2001, we entered into an agreement with Mr. Trexler pursuant to which the proceeds of these life insurance policies will be used to purchase shares of our common stock from his estate. The number of shares to be purchased will be determined by dividing the amount of the insurance proceeds by the average closing price of our common stock for the five days prior to Mr. Trexler’s death; and

•	Terry E. Trexler, our Chairman of the Board and President, and Thomas W. Trexler, our Executive Vice President and CFO, each own 50% of the stock of TLT, Inc., which develops, owns and manages manufactured home communities in Florida that cater to the retirement market. During fiscal 2007, we had no sales to TLT manufactured home communities. Our management anticipates that TLT and related manufactured home communities will purchase a limited amount of homes from us during fiscal 2008 as TLT’s manufactured home communities are almost completely built-out.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

        On June 5, 2007, we were notified that certain partners of Tedder, James, Worden & Associates, P.A. (“Tedder, James”) had merged with McGladrey & Pullen, LLP (“McGladrey”) and that Tedder, James would no longer be our auditor. McGladrey was appointed as the Company’s new auditor on June 8, 2007. This change was approved by the audit committee.

        The audit reports of Tedder, James on our consolidated financial statements as of and for the years ended November 4, 2006 and November 5, 2005, and the subsequent interim period through June 8, 2007, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of our consolidated financial statements for each of the fiscal years ended November 4, 2006 and November 5, 2005 and through June 8, 2007, there were: (1) no disagreements between us and Tedder, James on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Tedder, James, would have caused Tedder, James, to make reference to the subject matter of the disagreement in their reports on our financial statements for such years, and (2) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

        During our two most recent fiscal years ended November 4, 2006 and November 5, 2005 and through June 8, 2007, we did not consult with McGladrey on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on our financial statements, and McGladrey did not provide either a written report or oral advice to us that McGladrey concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

        A letter from Tedder, James is attached as an exhibit to our current report on Form 8-K filed with the Securities and Exchange Commission on June 11, 2007.

        The board of directors has selected McGladrey to serve as our independent certified public accountants for the current fiscal year ending November 1, 2008. A representative of McGladrey is expected to be present at the annual meeting of shareholders and will be accorded the opportunity to make a statement, if he so desires, and to respond to appropriate questions from shareholders.

        The following table provides information relating to the fees McGladrey, RSM McGladrey, Inc. (an affiliate of McGladrey) and Tedder, James billed or will bill to us for the fiscal years ended November 3, 2007 and November 4, 2006.

	Audit Fees(1)	Tax Fees		All Other Fees	Total Fees
Fiscal Year 2007:
McGladrey and
RSM McGladrey, Inc.	$59,000	$10,000	(2)	$0	$69,000
Tedder, James	$10,000	$0		$13,831	$23,831
Fiscal Year 2006:
Tedder, James	$64,500	$10,50	0(3)	$500	$75,500

(1)	Audit fees include all fees for services in connection with the annual audit of our financial statements and review of our quarterly financial statements.

(2)	Tax fees are for preparation of federal and state income tax returns. The audit committee discussed these services with RSM McGladrey, Inc. and determined that their provision would not impair the independence of McGladrey.

(3)	Tax fees are for preparation of federal and state income tax returns. The audit committee discussed these services with Tedder, James and determined that their provision would not impair Tedder, James’ independence.

        All decisions regarding selection of independent accounting firms and approval of accounting services and fees are made by our audit committee in accordance with the provisions of the Sarbanes-Oxley Act of 2002. There are no exceptions to the policy of securing pre-approval of our audit committee for any service provided by our independent accounting firm.

SHAREHOLDER PROPOSALS AND
COMMUNICATION WITH THE BOARD OF DIRECTORS

        Any shareholder desiring to present a proposal to be included in our proxy statement pursuant to Rule 14a-8 for the next annual meeting of the shareholders scheduled to be held in early March 2009, should submit a written copy of such proposal to our principal offices no later than October 9, 2008. Notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely if received after December 8, 2008, and the persons named in proxies solicited by our board for the annual meeting of shareholders to be held in 2009 may exercise discretionary voting power with respect to any such proposal as to which we do not receive timely notice. Proposals should be submitted by certified mail, return receipt requested.

        Shareholders who wish to communicate with the board of directors or with a particular director may send a letter to our corporate secretary at P.O. Box 1659, Ocala, Florida 34478. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters should identify the author as a shareholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors. Our corporate secretary will make copies of all such letters and circulate them to the appropriate director or directors.

        We do not have a formal policy requiring directors to attend annual meetings. However, because the annual meeting generally is held on the same day as a regular board meeting, we anticipate that directors would attend the annual meeting unless, for some reason, they are unable to attend the board meeting on the same date. All directors attended the 2007 annual meeting.

ANNUAL REPORT

        A copy of our annual report for the fiscal year ended November 3, 2007, accompanies this proxy statement. Any shareholder who would like an additional copy of the annual report may obtain one by writing our corporate treasurer at Post Office Box 1659, Ocala, Florida 34478 or by visiting our website at www.nobilityhomes.com.

OTHER MATTERS

        Management does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.

EXPENSES OF SOLICITATION

        The cost of soliciting proxies will be borne by us. We do not expect to pay any compensation for the solicitation of proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses of sending proxy material to principals and obtaining their proxies.

        Please specify your choices, date, sign and return the enclosed proxy in the enclosed envelope, postage for which has been provided. A prompt response is helpful. Your cooperation will be appreciated.

|X|       PLEASE MARK VOTES                                   REVOCABLE PROXY
            AS IN THIS EXAMPLE                                  NOBILITY HOMES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF SHAREHOLDERS February 29, 2008                                                                                                  With-   For all
                                                                                                                                                                                                               For    hold    Except
                                                                                                                                                Proposal 1.     Election of Directors           |_|    |_|          |_|
                                                                                                                                                                        nominated by the
                                                                                                                                                                        Board of Directors
                                                                                                                                                                        (except as marked to the
                                                                                                                                                                        contrary below):

     The undersigned,  having received the Notice of Annual Meeting of
Shareholders  and Proxy  Statement  appoints Terry E. Trexler and Jean
Etheredge,  and each or either of them, as proxies, with full power of
substitution and  resubstitution,  to represent the undersigned and to                                               Terry E. Trexler, Richard C. Barberie, Robert P.
vote all shares of common  stock of Nobility  Homes,  Inc.,  which the                                          Holliday, Robert P. Saltsman and Thomas W. Trexler
undersigned is entitled to vote at the Annual Meeting of  Shareholders
of the  Company  to be  held  on  March  2,  2007  and at any  and all                                  INSTRUCTION:   To withhold authority to vote for any
adjournments thereof, in the manner specified.                                                              individual nominee, mark "For All Except" and write that
                                                                                                                                         nominee's name in the space provided below.

                                                                                                                                        ________________________________________________________
                                                                                                                                           THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO
                                                                                                                                        DIRECTION IS INDICATED, WILL BE VOTED "FOR" ELECTION OF THE
                                                                                                                                        DIRECTORS.

                                                                                                                                              Should  any  other  matters  requiring  a  vote  of  the
                                                                                                                                        shareholders  arise,  the above named proxies are authorized to vote the same in  accordance  with their best judgment in the interest of the  Company.  The Board of Directors is not aware of any matter which is to be  presented  for action at the meeting other than the matters set forth herein.

Please be sure to sign and date       Date                                                                             Please sign exactly as name appears hereon.  Joint
This Proxy in the box below.          ______________________                                   owners should each sign.  When signing as attorney,
                                                                                                                                        executor, administrator, trustee or guardian, please give
__________________________________________________                                    full title as such.

Shareholder sign above           Co-holder (if any) sign above
__________________________________________________

« Detach above card, sign, date and mail in postage paid envelope provided.  »

NOBILITY HOMES, INC.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY